UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005

                             DATASCENSION INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


6330 McLeod Drive, Suite 1, Las Vegas, NV		89120
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 262-2061



ITEM 8.01 Other Events


Century Innovations ("Century"), which markets the TekPlate product, has announced changes to its board of directors. This company was previously spun out from Datascension Inc. The Company has elected the following individuals to be the sole members of Century Innovations board:

	Michael Lehman
	Tom Patel
	Ira Silverman

Mr. Silverman will serve as the Chairman of the Board of directors.

The shareholders of the Corporation confirm the right of the new Board of Directors to exercise all powers granted to it under Article III of the Bylaws of the Corporation to independently operate and conduct the business of the Corporation, including but not limited to executing a Separation Agreement with Datascension,Inc. in connection with the spin-off to the Corporation of the Tekplate business of Datascension, Inc.

The Company previously distributed a portion of its ownership to Datascension shareholders. The Company has additionally distributed all but 10% of its ownership in Century to Century as Treasury Stock on the books of Century. It will remain as Treasury Stock on the books of Century until the effectiveness of a Form 10 registration to be filed by Century for the shares. Within sixty (60) days of the Form 10's effectiveness, Century will work with the Company to distribute the shares to the then current Datascension shareholders.



SIGNATURES:

Pursuant to the requirements  of the  Securities  Act  of  1934,   as
amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2005.

                                Datascension Inc.


                                By:/s/ Murray N. Conradie
                                --------------------------
                                Murray N. Conradie, CEO